                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                        CVC SECURITIES PURCHASE AGREEMENT

            CVC SECURITIES PURCHASE AGREEMENT dated as of June 16, 1997 by and between Plainwell Holding Company, a Delaware corporation (the "Company"), and Citicorp Venture Capital, Ltd., a New York corporation ("CVC").

            CVC desires to purchase from the Company and the Company desires to sell to CVC (i) 27,297.31 shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), (ii) 765.00 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"),
(iii) 74,460.00 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), and (iv) stock purchase warrants exercisable for 257,334.62 shares of Class B Common, as adjusted pursuant to the terms of such warrants (the "CVC Warrants"). The execution and delivery of (i) each of the Executive Stock Purchase Agreements, (ii) the Securities Purchase Agreements,
(iii) the Larkspur Agreement, and (iv) the Investor Stock Purchase Agreement (each as defined below) are conditions to CVC's obligations under this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

            1. Definitions. As used herein, the following terms shall have the following meanings:

            "Affiliate" of any particular Person or entity means any other Person or entity controlling, controlled by or under common control with such particular Person or entity and, in the case of a limited partnership, "Affiliate" includes limited partners of such limited partnership.

            "CCT" means CCT II Partners, L.P., a Delaware limited partnership.

            "CCT Purchase Agreement" means that Securities Purchase Agreement by and between CVC and CCT, pursuant to which CCT is purchasing shares of Class A Common, Class B Common, and Series B Preferred from CVC.

            "Certificate of Incorporation" means the Company's certificate of incorporation, as amended from time to time.

            "Common Stock" means the Class A Common and the Class B Common, as adjusted for any stock split, dividend, share combination, share exchange, recapitalization, merger, consolidation, or other reorganization.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.
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                  "Executive Stock Purchase Agreements" means the Executive
Employment and Stock Purchase Agreements and Executive Stock Purchase Agreements between the Company and each of William L. New, George E. Mangarelli, Francis Fitzpatrick, Bill Boyden and Randy Rhodes (each an "Executive"), pursuant to which, among other things, each Executive is, or will be, purchasing shares of Common Stock.

                  "Investor Stock Purchase Agreement" means that Stock Purchase Agreement dated as of the date hereof, by and between the Company and Brenton Halsey (the "Investor"), pursuant to which the Investor is purchasing shares of Class A Common, Class B Common, and Series B Preferred.

                  "Larkspur Agreement" means that Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Larkspur Capital Corporation ("Larkspur"), pursuant to which Larkspur is purchasing shares of Class B Common and Series B Preferred.

                  "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate or any documents accompanying such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, CVC, CCT, the Executives, the Investor, Larkspur, and the Individual Purchasers (as defined below).

                  "Restricted Securities" means (i) the Stock (as defined below) issued hereunder, (ii) any securities issued with respect to the Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any securities issued pursuant to an exchange of such Stock. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 9 have been delivered by the Company. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
Section 9.

                  "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.


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                  "SBIC" means a Small Business Investment Company licensed by the SBA under the SBIC Act.

                  "SBIC Act" means the Small Business Investment Act of 1959, as amended.

                  "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified as Title 13 of the Code of Federal Regulations ("13 CFR"), parts 107 and 121.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" means that Securities Purchase Agreement, dated as of the date hereof, among the Company and the persons listed on the signature pages thereto (the "Individual Purchasers") pursuant to which the Individual Purchasers are purchasing shares of Class A Common, Class B Common, and Series B Preferred.

                  "Stock" means the Class A Common, the Class B Common, the Series B Preferred, and the Underlying Stock.

                  "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, by and among the Company, CVC, CCT, the Executives, the Investor, Larkspur, and the Individual Purchasers.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  "Underlying Stock" means (i) the Common Stock issued or issuable upon exercise of the CVC Warrants, and (ii) all shares issued with respect to, or as a result of, a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.

                  2.  Authorization and Closing.

                  (a) Authorization of the Stock. The Company shall authorize the issuance and sale to CVC of (i) shares of its Class A Common, Class B Common, and Series B Preferred, each


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such shares having the rights and preferences set forth in Exhibit A attached hereto, and (ii) the CVC Warrants, which CVC Warrants shall be in the form of Exhibit B attached hereto.

                  (b) Purchase and Sale of the Stock. At the Closing, the Company shall sell to CVC and, subject to the terms and conditions set forth herein, CVC shall purchase from the Company (i) 27,297.31 shares of Class A Common at a price of $1.00 per share, (ii) 765.00 shares of Class B Common at a price of $1.00 per share, (iii) 74,460.00 shares of Series B Preferred at a price of $100.00 per share, and (iv) the CVC Warrants.

                  (c) The Closing. The closing of the purchase and sale of the Stock (the "Closing") shall take place at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois on the date hereof or at such other place or such other time or date as the Company may designate. At the Closing, the Company shall deliver to CVC stock certificates evidencing the Stock and the CVC Warrants to be purchased by CVC, each registered in the name of CVC or its nominee, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

                  3. Financial Statements and Other Information. The Company shall, upon the request of CVC and for so long as CVC holds any Underlying Stock, deliver to CVC:

                  (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an Officer's Certificate;

                  (b) within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be accompanied by an Officer's Certificate;

                  (c) within 90 days after the end of each fiscal year, audited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and audited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) with respect to the consolidated


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portions of such statements, an opinion of an independent accounting firm of recognized national standing, (ii) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and
(iii) a copy of such firm's annual management letter to the board of directors;

                  (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's or its Subsidiaries' operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (e) at least 30 days prior to the end of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for the following fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and following preparation thereof quarterly revisions of such budget and any other significant budgets prepared by the Company or its Subsidiaries, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto; and

                  (f) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3 may reasonably request.

                  4. Inspection of Property. The Company shall permit any representatives designated by CVC (so long as CVC holds any Underlying Stock), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

                  5.  Regulatory Compliance Cooperation.

                  (a) Regulatory Violation. In the event that CVC determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by CVC in order (i) to effectuate and facilitate any transfer by CVC of any securities of the Company then held by CVC to any Person designated by CVC, (ii) to permit CVC (or any of its Affiliates) to exchange all or a portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by CVC in light of


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regulatory considerations then prevailing, and (iii) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Stockholders Agreement, and with respect to CVC's ownership of the Company's Stock. Such actions may include, but shall not necessarily be limited to entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by CVC in order to effectuate the intent of the foregoing. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CVC believes that there is a substantial risk of such assertion) that CVC is not entitled to hold, or exercise any significant right with respect to, the Stock.

                  (b) Use of Proceeds. The Company hereby agrees that: (i) the Company will provide CVC with a written summary certified by the Company's president or chief financial officer describing in reasonable detail the Company's use of the proceeds received hereunder (including the intended use of any such unused proceeds as of the date of such summary) within 75 days of the date hereof, and (ii) the Company will repurchase at the request of CVC the Stock for an amount equal to the purchase price thereof (plus any accrued interest or dividends thereon), payable in immediately available funds, in the event that CVC determines in its reasonable good faith judgment that a Regulatory Violation (as defined below) occurred. In the event of such repurchase, the Company shall pay for such Stock by a cashier's check, certified check or wire transfer within 30 days after the Company's receipt of the repurchase request, and upon such payment, CVC shall deliver the certificates evidencing the securities being repurchased.

                  For purposes of this Agreement, "Regulatory Violation" means
(a) a diversion of the proceeds of the sale of Stock hereunder described on the use of proceeds statement delivered by the Company at the Closing, if such diversion was effected without obtaining the prior written consent of CVC (which consent may be withheld in CVC's sole discretion) or (b) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one year after the date hereof.

                  (c) Number of Stockholders. As long as CVC holds any Stock, the Company shall notify CVC (a) at least 15 days prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                  (d) Economic Impact Information. Promptly after the end of each fiscal year (but in any event prior to May 31 of each year) the Company shall deliver to CVC a written assessment of the economic impact of CVC's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or


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commercialization, minority business development, urban or rural business development, expansion of exports.

                  6. Notice of Developments. The Company will give prompt written notice to CVC of any material adverse development causing a breach of any of the above representations and warranties. No disclosure by the Company pursuant to this Section 6, however, shall prevent or cure any misrepresentation, breach of warranty, or breach of contract.

                  7. Representations and Warranties of the Company. The Company hereby represents and warrants to CVC that:

                  (a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority to carry out the trans actions contemplated by this Agreement.

                  (b) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

                  (c) Capitalization. Immediately following the Closing, the authorized capital stock of the Company shall consist of:

                   (i) 560,000 shares of Class A Common, of which 3,000 shares shall be issued and outstanding and 560,000 shares of Class B Common, of which 175,974.36 shares shall be issued and outstanding; 497,000 shares of Class A Common shall be reserved for issuance upon conversion of the Class B Common; 376,582 shares of Class B Common shall be reserved for issuance upon exercise of
(A) the CVC Warrants and (B) incentive stock options expected to be given to certain members of management of the Company pursuant to the terms and conditions of a stock option plan adopted by the Company's board of directors; and

                   (ii) 40,000 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Series A Preferred"), of which 40,000 shares shall be issued and outstanding, and 40,000 shares of Series B Preferred, of which 38,210.26 shares shall be issued and outstanding.


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Except as set forth in this Section 7(c), immediately following the consummation of the transactions contemplated hereby, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, options under the Plan or any stock appreciation rights or phantom stock plans. There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder. Immediately following the consummation of the transactions contemplated hereby, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                  (d) Securities Laws. To the best of the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Stock hereunder do not require registration under the Securities Act or any applicable state securities laws.

                  (e) Small Business Matters. The Company, together with its "affiliates" (as that term is defined in 13 CFR Section 121.401), is a "smaller business concern" within the meaning of the SBIC regulations, including 13 CFR
Section 121.802. The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Section A of Form 1031 is accurate and complete. Copies of such forms shall have been completed by the Company and delivered to CVC at the Closing. Neither the Company nor any Subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Stock hereunder for any purpose, for which an SBIC is prohibited from providing funds by SBIC regulations, including 13 CFR Section 107.804 and
Section 107.901.

                  8. Investor's Investment Representations. CVC hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 16, 1997, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE CVC SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 16, 1997 BETWEEN THE ISSUER (THE "COMPANY") AND CITICORP VENTURE CAPITAL, LTD. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                  9.  SBA Forms. The Company shall deliver to CVC prior to the
Closing:


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
                  (a) duly completed and executed SBA Forms 480, 652, and Part A of 1031;

                  (b) a business plan showing the Company's financial
            projections (including balance sheets and income and cash flow statements) for the period ending December 31, 1997;

                  (c) a written statement from the Company regarding its
            intended use of the proceeds of the purchase of Stock hereunder; and

                  (d) a list, after giving effect to the transactions
            contemplated by this Agreement, of (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers, and (c) the name of each of the Company's stockholders setting forth the number and class of shares held.

                  10. Miscellaneous.

                  (a) Expenses. The Company agrees to pay and hold CVC harmless from and against liability for the payment of all fees and expenses incurred in connection with the transactions contemplated by this Agreement and each of the agreements contemplated hereby, including (i) reasonable attorneys', consultants' and accountants' fees and expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement and each of the agreements contemplated hereby, (ii) reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the CCT Purchase Agreement, the agreements contemplated hereby or the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, (iv) reasonable fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, and (v) fees and expenses incurred by CVC in filing with any governmental agency with respect to its investment in the Company or any other filing with any governmental agency with respect to the Company which mentions CVC.

                  (b) Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  (c) Remedies. CVC shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which CVC have been granted at any time under any other agreement or contract and all of the rights which CVC have under any law. The


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
parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Person having any rights under this Agreement may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                           To the Company:

                                    Plainwell Holding Company
                                    c/o Plainwell Paper Company
                                    200 Allegan Street
                                    Plainwell, Michigan  49080
                                    Attention:  Chief Executive Officer
                                    Telecopy No.:  (616) 685-2597

                           With copies to:

                                    Kirkland & Ellis
                                    Citicorp Center
                                    153 East 53rd Street
                                    New York, NY 10022-4675
                                    Attention:  Kirk A. Radke, Esq.
                                    Telecopy No.:  (212) 446-4900

                                    Godfrey & Kahn, S.C.
                                    780 North Water Street
                                    Milwaukee, WI  53202-3590
                                    Attention:  Thomas A. Myers, Esq.
                                    Telecopy No.:  (414) 273-5198

                           To CVC:

                                    Citicorp Venture Capital, Ltd.
                                    399 Park Avenue
                                    14th Floor
                                    New York, NY 10043
                                    Attention:  John D. Weber
                                    Telecopy No.:  (212) 888-2940


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
                           With a copy to:

                                    Kirkland & Ellis
                                    Citicorp Center
                                    153 East 53rd Street
                                    New York, NY 10022-4675
                                    Attention:  Kirk A. Radke, Esq.
                                    Telecopy No.:  (212) 446-4900

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

                  (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of CVC or holders of Restricted Securities are also for the benefit of, and enforceable by, any subsequent holder of Restricted Securities.

                  (f) Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of a majority of the issued and outstanding shares of the Stock issued hereunder. No other course of dealing between the Company and CVC or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of CVC.

                  (g) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by CVC or on its behalf.

                  (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (i) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (j) Time is of the Essence. Each of the parties to this Agreement hereby agrees that time is of the essence in the performance of this Agreement and with respect to all duties and periods specified herein.

                  (k) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  (l) GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (m) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                *   *   *   *   *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PLAINWELL HOLDING COMPANY



                                   By:      ___________________________
                                            Name:
                                            Title:


                                   CITICORP VENTURE CAPITAL, LTD.



                                   By:      ___________________________
                                            Name:
                                            Title:

                                                                       Exhibit A



                          Certificate of Incorporation

                                 (see attached)

                                                                       Exhibit B

                                                  Form of Warrant

                                                  (see attached)


                                       B-1